Exhibit 99.1
Delek Logistics Reports Record Second Quarter 2025 Results
•Net income of $44.6 million
•Reported Adjusted EBITDA of $120.9 million up 18% year over year
•Executing well on our full year Adjusted EBITDA guidance of $480 to $520 million
•Continued our consistent distribution growth with our 50th consecutive quarterly increase to $1.115/unit
•Successfully completed new Libby 2 gas processing plant, providing a much needed processing capacity expansion to our producer customers in Lea County, New Mexico
•Successfully executed $700.0 million debt offering maturing in June 2033
◦This offering improves DKL's total liquidity to over $1 billion
◦Enhanced liquidity reinforces DKL's growth efforts as an independent company

BRENTWOOD, Tenn., August 6, 2025 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2025.
“During the second quarter Delek Logistics continued its strong execution by completing the construction of new Libby 2 plant and several crude & water gathering projects. Along with providing the highest yield compared to its peers in the AMZI, DKL also continues to provide a long runway of growth driven by its advantageous position in the Midland and the Delaware basins. We are proud of the 50th consecutive increase in our distribution and we expect to continue to increase our distribution in the future. Due to our strong execution we are increasingly confident in our full year Adjusted EBITDA guidance of $480mm to $520mm," said Avigal Soreq, President of Delek Logistics' general partner.
"We are also making progress on adding AGI & sour gas treating capabilities at the Libby Complex and look to further expand the overall processing capacity. As I have mentioned in the past, we will continue to strengthen and grow Delek Logistics through a prudent management of liquidity and leverage," Mr. Soreq continued.
Delek Logistics reported second quarter 2025 net income of $44.6 million or $0.83 per diluted common limited partner unit. The second quarter 2025 net income included $2.5 million of transaction costs. This compares to net income of $41.1 million, or $0.87 per diluted common limited partner unit, in the second quarter 2024. Net cash provided by operating activities was $107.4 million in the second quarter 2025 compared to $87.6 million in the second quarter 2024. Distributable cash flow, as adjusted was $72.5 million in the second quarter 2025, compared to $67.8 million in the second quarter 2024.
For the second quarter 2025, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $90.1 million compared to $102.4 million in the second quarter 2024. The second quarter 2025 EBITDA included $2.5 million of transaction costs, $0.9 million of DPG inventory and $27.4 million of sales-type lease accounting impacts. For the second quarter 2025, Adjusted EBITDA was $120.9 million compared to $102.4 million in the second quarter 2024.
Distribution and Liquidity
On July 29, 2025, Delek Logistics declared a quarterly cash distribution of $1.115 per common limited partner unit for the second quarter 2025. This distribution will be paid on August 14, 2025 to unitholders of record on August 8, 2025. This represents a 0.5% increase from the first quarter 2025 distribution of $1.110 per common limited partner unit, and a 2.3% increase over Delek Logistics’ second quarter 2024 distribution of $1.090 per common limited partner unit.
As of June 30, 2025, Delek Logistics had total debt of approximately $2.2 billion and cash of $1.4 million and a leverage ratio of approximately 4.32x. Additional borrowing capacity under the $1.2 billion third party revolving credit facility was $1.1 billion.
Consolidated Operating Results
Adjusted EBITDA in the second quarter 2025 was $120.9 million compared to $102.4 million in the second quarter 2024. The $18.5 million increase in Adjusted EBITDA reflects the results of H2O Midstream and Gravity operations, as well as impacts from the W2W dropdown, and an increase in wholesale margins.
Gathering and Processing Segment
Adjusted EBITDA in the second quarter 2025 was $78.0 million compared with $54.7 million in the second quarter 2024. The increase was

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primarily due to incremental EBITDA from the Gravity and H2O Midstream acquisitions.
Wholesale Marketing and Terminalling Segment
Adjusted EBITDA in the second quarter 2025 was $23.3 million, compared with second quarter 2024 Adjusted EBITDA of $30.2 million. The decrease was primarily due to assignment of Big Spring refinery marketing agreement to Delek Holdings, which was partially offset by an increase in wholesale margins.
Storage and Transportation Segment
Adjusted EBITDA in the second quarter 2025 was $16.9 million, compared with $16.8 million in the second quarter 2024.
Investments in Pipeline Joint Ventures Segment
During the second quarter 2025, income from equity method investments was $10.5 million compared to $7.9 million in the second quarter 2024. The increase was primarily due to the impacts of the W2W dropdown.
Corporate
Adjusted EBITDA in the second quarter 2025 was a loss of $7.9 million compared to a loss of $7.1 million in the second quarter 2024.
Second Quarter 2025 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its second quarter 2025 results on Wednesday, August 6, 2025 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense. Forward-looking statements include, but are not limited to, anticipated performance and financial position; statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream acquisitions; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth.
Investors are cautioned that the following important factors, including among others, may affect these forward-looking statements: the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products or renewables; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; Delek Logistics' ability to realize cost reductions; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties with respect to the possible benefits of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity transactions, as well as from integration post-closing; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures; scheduled turnaround activity; the results of our investments in joint ventures; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.
Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.

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DPG Drop
On May 1, 2025, Delek Holdings transferred the Delek Permian Gathering purchasing and blending business to the Partnership (the "DPG Dropdown”). In connection with the DPG Dropdown, the Partnership assumed all of Delek Holdings’ rights and obligations to purchase crude oil under certain contracts associated with the Partnership’s existing Midland Gathering System. In addition, line fill inventory amounting to $6.9 million was transferred to the Partnership. Total consideration included the cancellation of $58.8 million in existing receivables owed to the Partnership by Delek Holdings.
Sales-Type Leases
During the third quarter of 2024, Delek Logistics and Delek US renewed and amended certain commercial agreements. These amendments required the embedded leases within these agreements to be reassessed under Accounting Standards Codification 842, Leases. As a result of these amendments, certain of these agreements met the criteria to be accounted for as sales-type leases. Therefore, portions of our payments received for minimum volume commitments under agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before interest, income taxes, depreciation and amortization, including amortization of customer contract intangible assets, which is included as a component of net revenues.
•Adjusted EBITDA - EBITDA adjusted for (i) significant, infrequently occurring transaction costs and (ii) throughput and storage fees associated with the lease component of commercial agreements subject to sales-type lease accounting.
•Distributable cash flow - calculated as net cash flow from operating activities adjusted for changes in assets and liabilities, maintenance capital expenditures net of reimbursements, sales-type lease receipts, net of income recognized and other adjustments not expected to settle in cash.
•Distributable cash flow, as adjusted - calculated as distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted measures are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of these non-GAAP measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance and liquidity for current and comparative periods. Non-GAAP measures should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, net cash provided by operating activities and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA, Adjusted EBITDA, distributable cash flow and distributable cash flow, as adjusted may be defined differently by other partnerships in our industry, our definitions may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures. However, due to the inherent difficulty and impracticability of estimating certain amounts required by U.S. GAAP with a reasonable degree of certainty at this time without unreasonable effort and imprecision, we have not provided a reconciliation of forward-looking Adjusted EBITDA guidance.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,436	$5,384
Accounts receivable	97,522	54,725
Accounts receivable from related parties	272,488	33,313
Lease receivable - affiliate	19,585	22,783
Inventory	17,139	5,427
Other current assets	1,677	24,260
Total current assets	409,847	145,892
Property, plant and equipment:
Property, plant and equipment	1,754,834	1,375,391
Less: accumulated depreciation	(350,992)	(311,070)
Property, plant and equipment, net	1,403,842	1,064,321
Equity method investments	320,176	317,152
Customer relationship intangibles, net	245,548	186,911
Other intangibles, net	132,662	94,547
Goodwill	12,203	12,203
Operating lease right-of-use assets	14,292	16,654
Net lease investment - affiliate	188,045	193,126
Other non-current assets	26,274	10,753
Total assets	$2,752,889	$2,041,559

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$382,373	$41,380
Interest payable	29,664	30,665
Excise and other taxes payable	16,725	6,764
Current portion of operating lease liabilities	4,260	5,340
Accrued expenses and other current liabilities	9,582	4,629
Total current liabilities	442,604	88,778
Non-current liabilities:
Long-term debt, net of current portion	2,211,426	1,875,397
Operating lease liabilities, net of current portion	4,752	6,004
Asset retirement obligations	25,288	15,639
Other non-current liabilities	36,828	20,213
Total non-current liabilities	2,278,294	1,917,253
Total liabilities	2,720,898	2,006,031
Equity:
Common unitholders - public; 19,595,393 units issued and outstanding at June 30, 2025 (17,374,618 at December 31, 2024)	519,930	440,957
Common unitholders - Delek Holdings; 33,868,203 units issued and outstanding at June 30, 2025 (34,111,278 at December 31, 2024)	(487,939)	(405,429)
Total equity	31,991	35,528
Total liabilities and equity	$2,752,889	$2,041,559

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues:
Affiliate	$114,083	$156,828	$240,404	$296,453
Third party	132,267	107,800	255,876	220,250
Net revenues	246,350	264,628	496,280	516,703
Cost of sales:
Cost of materials and other - affiliate	84,411	103,065	174,377	195,947
Cost of materials and other - third party	34,950	34,995	74,036	65,805
Operating expenses (excluding depreciation and amortization presented below)	37,525	29,454	78,155	61,149
Depreciation and amortization	25,879	22,746	52,377	47,913
Total cost of sales	182,765	190,260	378,945	370,814
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	549	174	904	395
General and administrative expenses	8,944	6,016	17,808	10,879
Depreciation and amortization	1,218	1,461	2,436	2,789
Other operating expense (income), net	438	(1,744)	(3,848)	(1,177)
Total operating costs and expenses	193,914	196,167	396,245	383,700
Operating income	52,436	68,461	100,035	133,003
Interest income	(23,538)	(28)	(46,085)	(28)
Interest expense	41,711	35,296	82,812	75,525
Income from equity method investments	(10,536)	(7,882)	(20,686)	(16,372)
Other income, net	(20)	(40)	(41)	(211)
Total non-operating expenses, net	7,617	27,346	16,000	58,914
Income before income tax expense	44,819	41,115	84,035	74,089
Income tax expense	245	57	427	383
Net income	44,574	41,058	83,608	73,706
Comprehensive income	44,574	41,058	$83,608	$73,706
Net income per unit:
Basic	$0.83	$0.87	$1.56	$1.61
Diluted	$0.83	$0.87	$1.56	$1.61
Weighted average common units outstanding:
Basic	53,445,803	47,219,184	53,524,792	45,812,770
Diluted	53,473,271	47,232,507	53,553,227	45,829,522

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2025	2024	2025	2024
Cash flows from operating activities
Net cash provided by operating activities	$107,423	$87,639	$138,973	$131,497
Cash flows from investing activities
Net cash used in investing activities	(112,916)	(5,560)	(347,683)	(15,421)
Cash flows from financing activities
Net cash provided by (used in) financing activities	4,822	(86,640)	204,762	(114,720)
Net (decrease) increase in cash and cash equivalents	(671)	(4,561)	(3,948)	1,356
Cash and cash equivalents at the beginning of the period	2,107	9,672	5,384	3,755
Cash and cash equivalents at the end of the period	$1,436	$5,111	$1,436	$5,111

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of Net Income to EBITDA:
Net income	$44,574	$41,058	$83,608	$73,706
Add:
Income tax expense	245	57	427	383
Depreciation and amortization	27,097	24,207	54,813	50,702
Amortization of marketing contract intangible	—	1,802	—	3,605
Interest expense, net	18,173	35,268	36,727	75,497
EBITDA	90,089	102,392	175,575	203,893
Throughput and storage fees for sales-type leases	27,406	—	55,112	—
DPG Inventory Impact	900	—	900
Transaction costs	2,496	—	5,845	—
Adjusted EBITDA	$120,891	$102,392	$237,432	$203,893

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$107,423	$87,639	$138,973	$131,497
Changes in assets and liabilities	(37,602)	(24,305)	(5,522)	1,482
Non-cash lease expense	(1,352)	38	(3,619)	(1,901)
Distributions from equity method investments in investing activities	3,443	540	5,570	2,673
Regulatory and sustaining capital expenditures not distributable	(4,598)	(3,007)	(5,243)	(4,286)
Reimbursement from Delek Holdings for capital expenditures	10	(4)	19	282
Sales-type lease receipts, net of income recognized	3,868	—	9,027	—
Accretion	(638)	(186)	(1,047)	(373)
Deferred income taxes	(78)	(103)	(263)	(204)
(Loss) gain on disposal of assets	(438)	7,197	3,848	6,630
Distributable Cash Flow	70,038	67,809	141,743	135,800
Transaction costs	2,496	—	5,845	—
Distributable Cash Flow, as adjusted (1)	$72,534	$67,809	$147,588	$135,800

(1) Distributable cash flow adjusted to exclude transaction costs primarily associated with the H2O Midstream Acquisition and Gravity Acquisition.

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Distributions to partners of Delek Logistics, LP	$59,612	$51,263	$118,932	$101,784

Distributable cash flow	$70,038	$67,809	$141,743	$135,800
Distributable cash flow coverage ratio (1)	1.17x	1.32x	1.19x	1.33x
Distributable cash flow, as adjusted	72,534	67,809	147,588	135,800
Distributable cash flow coverage ratio, as adjusted (2)	1.22x	1.32x	1.24x	1.33x

(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended June 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$39,098	$52,367	$22,618	$—	$—	$114,083
Third party	78,669	52,248	1,350	—	—	132,267
Total revenue	$117,767	$104,615	$23,968	$—	$—	$246,350

Adjusted EBITDA	$77,984	$23,307	$16,928	$10,536	$(7,864)	$120,891
Transaction costs	—	—	—	—	2,496	2,496
DPG Inventory Impact	900	—	—	—	—	900
Throughput and storage fees for sales-type leases	13,137	4,368	9,901	—	—	27,406
Segment EBITDA	$63,947	$18,939	$7,027	$10,536	$(10,360)	$90,089
Depreciation and amortization	$24,085	$952	$1,301	$—	$759	27,097
Interest income	$(11,113)	$(4,109)	$(8,316)	$—	$—	(23,538)
Interest expense	$—	$—	$—	$—	$41,711	41,711
Income tax benefit						245
Net income						$44,574

Capital spending	$117,218	$65	$1,906	$—	$—	$119,189

	Three Months Ended June 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$51,529	$70,899	$34,400	$—	$—	$156,828
Third party	41,114	64,701	1,985	—	—	107,800
Total revenue	$92,643	$135,600	$36,385	$—	$—	$264,628

Segment EBITDA	$54,680	$30,205	$16,752	$7,882	$(7,127)	102,392
Depreciation and amortization	$19,062	$1,635	$2,522	$—	$988	24,207
Amortization of marketing contract intangible	$—	$1,802	$—	$—	$—	1,802
Interest income	—	—	(28)	—	—	(28)
Interest expense	$—	$—	$—	$—	$35,296	35,296
Income tax expense						57
Net income						$41,058

Capital spending	$7,351	$105	$2,731	$—	$—	$10,187

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	Six Months Ended June 30, 2025
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$77,665	$117,075	$45,664	$—	$—	$240,404
Third party	158,705	94,239	2,932	—	—	255,876
Total revenue	$236,370	$211,314	$48,596	$—	$—	$496,280

Adjusted EBITDA	$159,059	$41,057	$31,399	$20,686	$(14,769)	$237,432
Transaction costs	—	—	—	—	5,845	5,845
DPG Inventory Impact	900	—	—	—	—	900
Throughput and storage fees for sales-type leases	26,273	8,881	19,958	—	—	55,112
Segment EBITDA	$131,886	$32,176	$11,441	$20,686	$(20,614)	175,575
Depreciation and amortization	48,808	1,904	2,582	—	1,519	54,813
Interest income	(22,478)	(8,270)	(15,337)	—	—	(46,085)
Interest expense	—	—	—	—	82,812	82,812
Income tax expense						427
Net income						$83,608

Capital spending	$188,529	$155	$2,448	$—	$—	$191,132

	Six Months Ended June 30, 2024
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$104,082	$123,781	$68,590	$—	$—	$296,453
Third party	84,444	131,089	4,717	—	—	220,250
Total revenue	$188,526	$254,870	$73,307	$—	$—	$516,703

Segment EBITDA	$112,439	$55,479	$34,879	$16,372	$(15,276)	203,893
Depreciation and amortization	40,216	3,347	5,297	—	1,842	50,702
Amortization of marketing contract intangible	—	3,605	—	—	—	3,605
Interest income	—	—	(28)	—	—	(28)
Interest expense	—	—	—	—	75,525	75,525
Income tax expense						383
Net income						$73,706

Capital spending	$22,074	$21	$3,257	$—	$—	$25,352

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
Gathering and Processing	2025	2024	2025	2024
Regulatory capital spending	$—	$—	$—	$—
Sustaining capital spending	2,627	171	2,640	1,008
Growth capital spending	114,591	7,180	185,889	21,066
Segment capital spending	117,218	7,351	188,529	22,074
Wholesale Marketing and Terminalling
Regulatory capital spending	—	99	11	27
Sustaining capital spending	65	6	144	(6)
Growth capital spending	—	—	—	—
Segment capital spending	65	105	155	21
Storage and Transportation
Regulatory capital spending	799	322	1,020	322
Sustaining capital spending	1,107	2,409	1,428	2,935
Growth capital spending	—	—	—	—
Segment capital spending	1,906	2,731	2,448	3,257
Consolidated
Regulatory capital spending	799	421	1,031	349
Sustaining capital spending	3,799	2,586	4,212	3,937
Growth capital spending	114,591	7,180	185,889	21,066
Total capital spending	$119,189	$10,187	$191,132	$25,352

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	71,220	73,320	66,580	73,166
Refined products pipelines to Enterprise Systems	53,597	60,575	54,797	61,904
El Dorado Gathering System	9,983	13,024	10,151	13,005
East Texas Crude Logistics System	33,101	23,259	30,027	21,481
Midland Gathering System	207,183	206,933	209,059	210,196
Plains Connection System	158,881	210,033	169,004	233,438
Delaware Gathering Assets:
Natural Gas Gathering and Processing (Mcfd(1))	60,940	76,237	60,378	76,280
Crude Oil Gathering (average bpd)	137,167	123,927	129,737	123,718
Water Disposal and Recycling (average bpd)	116,504	116,499	122,468	122,881
Midland Water Gathering System:
Water Disposal and Recycling (average bpd) (2)	600,891	—	613,817	—

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (3)	67,516	71,082	67,695	68,779
Big Spring marketing throughputs (average bpd) (4)	—	81,422	—	79,019
West Texas marketing throughputs (average bpd)	10,757	11,381	10,791	10,678
West Texas gross margin per barrel	$4.12	$2.99	$2.88	$2.60
Terminalling throughputs (average bpd) (5)	150,971	159,260	144,030	147,937
(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity. Gravity 2025 volumes are from January 2, 2025 to June 30, 2025.
(3) Excludes jet fuel and petroleum coke.
(4) Marketing agreement terminated on August 5, 2024 upon assignment to Delek Holdings.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, our El Dorado and North Little Rock, Arkansas terminals and our Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
investor.relations@delekus.com
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its X account (@DelekLogistics).

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